UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2007

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the 2007 third quarter, Build-A-Bear Workshop, Inc. (the “Company”) determined that it had incorrectly reported depreciation and amortization and purchases of property and equipment, net, in the consolidated statements of cash flows for the twenty-six weeks ended June 30, 2007. The error resulted in the understatement of cash used in operating activities and the overstatement of cash used in investing activities. The net change in cash and cash equivalents was not impacted. Capital expenditures and depreciation and amortization for the retail segment and in total as presented in the segment footnote were also incorrectly reported. The Company also determined that comprehensive income was misstated for the thirteen and twenty-six weeks ended June 30, 2007 and July 1, 2006, respectively.

As a result of these errors, on November 8, 2007, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s consolidated statement of cash flows for the twenty-six weeks ended June 30, 2007 and comprehensive income for the thirteen and twenty-six week periods ended June 30, 2007 and July 1, 2006, respectively should no longer be relied upon and would be restated.

There is no change to the net change in cash and cash equivalents in the affected period. The error had no impact to the consolidated statement of operations (including earnings per share) for the thirteen and twenty-six weeks ended June 30, 2007 or the consolidated balance sheet as of June 30, 2007.

The restatement for these matters will be included in an amendment to the Company’s Quarterly Report on Form 10-Q/A for the second fiscal quarter ended June 30, 2007, and filed with the Securities and Exchange Commission (the “SEC”) concurrently with this Form 8-K. In this filing, a description of the restatements included therein and a summary presentation of their financial effect will be presented in Note 2, Restatements, included in the notes to consolidated financial statements.

In connection with the above determination, the Company re-evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of June 30, 2007. Based on such evaluation, the Company concluded that, as of the end of such period, the Company’s disclosure controls and procedures as of the end of the period were not effective. Management determined that the errors were the result of a material weakness within internal control over financial reporting. The Company has already taken remedial action to address this material weakness.

The Company and the Audit Committee have discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: November 14, 2007	By:	/s/ Tina Klocke
	Name:	Tina Klocke
	Title:	Chief Financial Bear, Secretary and Treasurer

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